Bradley Pharmaceuticals, Inc. and Subsidiaries

                      CONSOLIDATED STATEMENTS OF INCOME


                                                  Years ended December 31,
                                                ---------------------------
                                                   1999             1998
                                                ---------   					---------

Net sales                                    $ 18,850,294     $ 15,853,002

Cost of sales                                   5,083,148        4,595,582
                                              -----------      -----------

                                               13,767,146       11,257,420
                                              -----------      -----------

Selling, general and administrative expenses   11,473,059        8,961,198
Depreciation and amortization                   1,138,052        1,104,753
Interest expense - net                            235,473          200,180
Other income                                         -             (47,684)
                                              -----------      -----------

                                               12,846,584       10,218,447
                                              -----------      -----------

   Income before income taxes                     920,562        1,038,973

Income tax expense                                360,000          120,000
                                              -----------      -----------

   NET INCOME                                $    560,562     $    918,973
                                              ===========      ===========


Net income per common share
       Basic                                 $       0.07     $       0.11
                                              ===========      ===========
       Diluted                               $       0.07     $       0.10
                                              ===========      ===========


Weighted average number
    of common shares
       Basic                                    7,970,000        8,410,000
                                              ===========      ===========
       Diluted                                  8,020,000        8,950,000
                                              ===========      ===========






The accompanying notes are an integral part of these statements.


                                     F-5